Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements (Nos. 333-215504 and 333-229964) on Form S-8 of Forterra, Inc. of our report dated March 24, 2017, relating to the financial statements of Concrete Pipe & Precast, LLC for the year ended December 31, 2016, which report expresses an unqualified opinion, appearing in this Form 10-K of Forterra, Inc. for the year ended December 31, 2018.

/s/ Hein & Associates LLP

Houston, Texas
March 12, 2019